UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 19, 2024

Q2 HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36350	20-2706637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10355 Pecan Park Boulevard
Austin, Texas 78729
(Address of Principal Executive Offices, and Zip Code)

(833) 444-3469
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QTWO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2024, the Board of Directors of Q2 Holdings, Inc. ("Q2") appointed Jonathan A. Price (age 41), currently Q2’s Executive Vice President, Strategy & Emerging Businesses, as Q2’s Chief Financial Officer, effective on or about November 6, 2024, following the filing of Q2’s Quarterly Report on Form 10-Q for the period ended September 30, 2024 (the "Transition Date"). Upon his appointment, Mr. Price will serve as Q2’s principal financial officer and principal accounting officer. Mr. Price will succeed David J. Mehok, who is departing Q2 but has agreed to continue service as Q2’s Chief Financial Officer, and principal financial and accounting officer, through the Transition Date to assist with an orderly transition. Mr. Mehok’s departure is not due to any dispute or disagreement with Q2 on any matter relating to Q2’s operations, policies, practices or financial performance.

Mr. Price has served as Q2’s Executive Vice President, Strategy & Emerging Businesses since June 2023. Mr. Price served as Q2’s Executive Vice President, Emerging Businesses, Corporate and Business Development from September 2020 until June 2023. Mr. Price served as Q2’s Senior Vice President, Emerging Businesses, Corporate and Business Development from October 2019 until September 2020. From January 2019 until October 2019, Mr. Price served as Q2’s Senior Vice President, Corporate and Business Development. From February 2018 until January 2019, Mr. Price served as Q2’s Senior Vice President, Corporate Development. Mr. Price previously served in various roles with BMO Capital Markets, a corporate and investment bank and financial services company, including as Director, Technology and Business Services Investment Banking from November 2015 until February 2018, as Vice President, Technology Investment Banking, from January 2012 until November 2015 and as Associate, Technology Investment Banking, from January 2009 until January 2012. Prior to that, Mr. Price worked with Citi, a corporate and investment bank and financial services company, serving as Associate, Technology, Media and Telecom Investment Banking from July 2008 until December 2008 and as Analyst, Diversified Investment Banking from July 2005 until July 2008. Prior to that, Mr. Price served as Analyst, Industrials Investment Banking with Goldman Sachs Group, Inc., an investment bank, from May 2004 until August 2004. Mr. Price holds an H.B.A. from the Richard Ivey School of Business at the University of Western Ontario.

No changes were made to Mr. Price’s compensation or the Amended and Restated Employment Agreement dated February 17, 2024, by and between Q2 and Mr. Price, a copy of which is filed as Exhibit 10.11 to Q2’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed by Q2 with the U.S. Securities and Exchange Commission ("SEC") on February 21, 2024, in connection with his appointment as Chief Financial Officer. Mr. Price has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. No family relationships exist between Mr. Price and any of Q2’s directors or executive officers. The appointment of Mr. Price was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Q2 acting in his or her official capacity.

Following the Transition Date, Mr. Mehok will be entitled to severance benefits pursuant to his Amended and Restated Employment Agreement previously filed with the SEC. In addition, subject to his continued service through the Transition Date, Q2 has agreed to pay Mr. Mehok an incremental bonus of $90,000 for his assistance with the transition, payable over the 18 months following his departure.

Item 7.01. Regulation FD Disclosure

On September 23, 2024, Q2 issued a press release announcing the appointment of Mr. Price as Chief Financial Officer, a copy of which is furnished herewith as Exhibit 99.1.

The information in Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") or otherwise subject to the liabilities of that Section, and shall not be or be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated September 23, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2 HOLDINGS, INC.

September 23, 2024	/s/ Matthew P. Flake Matthew P. Flake Chief Executive Officer